Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2013

THIRD QUARTER RESULTS

CHICAGO, December 3, 2013. Claire’s Stores, Inc. (the “Company”) is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids. The Company today reported its financial results for the fiscal 2013 third quarter, which ended November 2, 2013.

Third Quarter Results

The Company reported net sales of $356.9 million for the fiscal 2013 third quarter, a decrease of $6.5 million, or 1.8% compared to the fiscal 2012 third quarter. The decrease was attributable to lower same store sales and the effect of store closures, partially offset by new store sales, a favorable foreign currency translation effect on the Company’s non-U.S. net sales and an increase in shipments to franchisees. Net sales would have decreased 2.7% excluding the impact from foreign currency exchange rate changes.

Consolidated same store sales decreased 5.2%, which included a 7.2% decrease in North America and a 2.0% decrease in Europe. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates.

Gross profit percentage decreased 170 basis points to 48.9% during the fiscal 2013 third quarter versus the comparable prior year quarter. The reduction included a 180 basis point increase in occupancy costs and a 10 basis point decrease in merchandise margin, partially offset by a 20 basis point decrease in buying costs. The increase in occupancy costs, as a percentage of sales, was primarily caused by the effect of decreases in same store sales combined with normal occupancy cost increases.

Selling, general and administrative expenses increased $4.8 million, or 3.9%, compared to the fiscal 2012 third quarter. As a percentage of net sales, selling, general and administrative expenses increased 190 basis points versus the comparable prior year quarter. The increase included $1.4 million of foreign currency effect. The remainder of the increase was primarily the result of payroll and non-cash stock-based compensation.

Adjusted EBITDA in the fiscal 2013 third quarter was $52.5 million compared to $65.7 million in the fiscal 2012 third quarter. The fiscal 2013 third quarter Adjusted EBITDA would have been $1.7 million higher without the investments in newly launched stores in China as well as the Company’s recently launched e-commerce platforms for Europe and the Icing brand in North America. Foreign currency exchange rate changes provided a $0.9 million benefit. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other non-cash and other items. Net loss for the fiscal 2013 third quarter was $25.5 million. A reconciliation of net loss to Adjusted EBITDA is attached.

As of November 2, 2013, cash and cash equivalents were $21.4 million and the Company had $33.0 million outstanding under its $115 million Revolving Credit Facility due to seasonal working capital requirements.

The fiscal 2013 third quarter cash balance decrease of $52.4 million compared to the fiscal 2013 second quarter consisted of payments of $78.0 million for cash interest, $28.4 million for capital expenditures, $27.6 million of seasonal working capital uses and other items and $3.9 million of tax payments, partially offset by $52.5 million of Adjusted EBITDA and $33.0 million from financing activities.

Store Count as of:	November 2, 2013	February 2, 2013	October 27, 2012
North America	1,916	1,921	1,939
Europe	1,186	1,161	1,149
China	16	3	—

Subtotal Company-Owned	3,118	3,085	3,088

Franchise	414	392	381

Total	3,532	3,477	3,469

Conference Call Information

The Company will host its third quarter conference call on Wednesday, December 4, 2013 at 10:00 am. (Eastern Standard Time). To connect, please dial 888-790-4233 (domestic) or 210-839-8201 (international). The password is “Claires.” A replay will be available through January 4, 2014, by dialing 888-567-0467 (domestic) or 203-369-3886 (international). The password is 64935. The conference call will also be webcast and archived until January 4, 2014 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or to download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its two store concepts: Claire’s® and Icing®. As of November 2, 2013, Claire’s Stores, Inc. operated 3,118 stores in 18 countries throughout North America, Europe, and China. The Company also franchised 414 stores in 26 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through new channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our store base in North America, Europe or China or expand our international franchising operations; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in North America, Europe, China or other international laws governing the sale of our merchandise, particularly regulations relating to heavy metals and chemical content in our merchandise; changes in anti-bribery laws; changes in general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the SEC on April 3, 2013. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

Leslie Loyet, Manager of Investor Relations and Corporate Communications

Phone: (847) 765-4610, or E-mail, leslie.loyet@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

THIRD FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	November 2, 2013	October 27, 2012
Net sales	$356,938	$363,388
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	182,447	179,583

Gross profit	174,491	183,805

Other expenses:
Selling, general and administrative	125,967	121,211
Depreciation and amortization	18,378	16,042
Severance and transaction-related costs	978	(29)
Other income, net	(1,449)	(3,234)

	143,874	133,990

Operating income	30,617	49,815
Loss on early debt extinguishment	—	5,105
Interest expense, net	53,210	54,042

Loss before income tax expense	(22,593)	(9,332)
Income tax expense	2,873	4,398

Net loss	$(25,466)	$(13,730)

YEAR TO DATE
	Nine Months	Nine Months
	Ended	Ended
	November 2, 2013	October 27, 2012
Net sales	$1,077,647	$1,063,622
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	541,986	531,452

Gross profit	535,661	532,170

Other expenses:
Selling, general and administrative	377,802	360,122
Depreciation and amortization	50,156	48,232
Severance and transaction-related costs	2,782	1,168
Other income, net	(2,607)	(2,654)

	428,133	406,868

Operating income	107,528	125,302
Loss on early debt extinguishment	4,795	9,707
Interest expense, net	169,184	149,943

Loss before income tax expense	(66,451)	(34,348)
Income tax expense	6,271	6,576

Net loss	$(72,722)	$(40,924)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	November 2, 2013	February 2, 2013
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$21,378	$166,956
Inventories	209,451	157,549
Prepaid expenses	22,742	19,701
Other current assets	29,923	29,621

Total current assets	283,494	373,827

Property and equipment:
Furniture, fixtures and equipment	254,789	234,209
Leasehold improvements	343,845	312,789

	598,634	546,998
Less accumulated depreciation and amortization	(353,134)	(325,618)

	245,500	221,380

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(3,385)	(2,708)

	14,670	15,347

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $63,433 and $57,672, respectively	542,370	547,433
Deferred financing costs, net of accumulated amortization of $36,949 and $27,156, respectively	41,446	41,381
Other assets	52,751	49,848

	2,186,623	2,188,718

Total assets	$2,730,287	$2,799,272

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Revolving credit facility	$33,000	$—
Trade accounts payable	87,116	73,445
Income taxes payable	2,450	10,508
Accrued interest payable	44,397	68,254
Accrued expenses and other current liabilities	88,075	99,529

Total current liabilities	255,038	251,736

Long-term debt	2,379,333	2,373,366
Obligation under capital lease	17,155	17,232
Deferred tax liability	119,796	120,968
Deferred rent expense	30,610	29,859
Unfavorable lease obligations and other long-term liabilities	17,675	20,551

	2,564,569	2,561,976

Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	619,542	618,403
Accumulated other comprehensive (loss) income, net of tax	(24)	3,273
Accumulated deficit	(708,838)	(636,116)

	(89,320)	(14,440)

Total liabilities and stockholder’s deficit	$2,730,287	$2,799,272

Net Loss Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended November 2, 2013	Three Months Ended October 27, 2012	Nine Months Ended November 2, 2013	Nine Months Ended October 27, 2012
Net loss	$(25,466)	$(13,730)	$(72,722)	$(40,924)
Income tax expense	2,873	4,398	6,271	6,576
Interest expense	53,234	54,060	169,239	150,025
Interest income	(24)	(18)	(55)	(82)
Depreciation and amortization	18,378	16,042	50,156	48,232
Loss on early debt extinguishment	—	5,105	4,795	9,707
Stock-based compensation, book to cash rent, intangible amortization (a)	1,581	53	3,605	167
Management fee, consulting expense (b)	750	544	2,250	2,679
Other (c)	1,136	(706)	3,972	2,081

Adjusted EBITDA	$52,462	$65,748	$167,511	$178,461

a)	Includes: non-cash stock-based compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.
b)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, and consulting expenses.
c)	Includes: non-cash losses on property and equipment associated with remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; and severance and transaction related costs.